UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2023 (May 1, 2023)

Tractor Supply Company

(Exact name of Registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 440-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.008 par value	TSCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2023, Tractor Supply Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Wells Fargo Securities, LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase, $750,000,000 aggregate principal amount of the Company’s 5.250% Senior Notes due 2033 (the “Notes”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Company offered and sold the Notes under the Company’s Registration Statement on Form S-3 (File No. 333-249595), which Registration Statement relates to the offer and sale on a delayed basis from time to time of an indeterminate amount of the Company’s securities. This description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Certain of the Underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement. Certain of the Underwriters or their affiliates are lenders and/or agents under the Company’s existing senior credit facility. As a result, affiliates of some of the Underwriters will receive at least 5% of the net proceeds of the offering of the Notes in connection with the repayment of term loans under such existing senior credit facility.

The information provided in Item 2.03 of this report is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On May 5, 2023, the Company completed the sale of the Notes. The terms of the Notes are governed by an indenture dated as of October 30, 2020 (the “Base Indenture”) between the Company and Regions Bank, as trustee, as amended and supplemented by a second supplemental indenture dated as of May 5, 2023 (the “Second Supplemental Indenture”) between the Company and Regions Bank, as trustee.

The Notes bear interest at 5.250% per annum. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2023. The Notes will mature on May 15, 2033. The Notes were offered and sold pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2020, on Form S-3 (File No. 333-249595) and a base prospectus dated October 22, 2020 (the “Base Prospectus”), as supplemented by a prospectus supplement dated May 1, 2023, filed with the Commission on May 3, 2023.

The Notes will be senior unsecured debt obligations of the Company and will rank equally with the Company’s other senior unsecured liabilities and senior to any future subordinated indebtedness of the Company. The Notes are subject to customary covenants restricting the Company’s ability, subject to certain exceptions, to incur debt secured by liens, to enter into sale and leaseback transactions or to merge or consolidate with another entity or sell substantially all of its assets to another person.

At any time prior to February 15, 2033 (three months prior to the maturity date of the Notes), the Company will have the right, at its option, to redeem the Notes, in whole or in part, at any time and from time to time, by paying the greater of 100% of the principal amount of the Notes to be redeemed, or the sum of the present values of the remaining scheduled payments of principal and interest through the par call date, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption. In addition, on or after February 15, 2033, the Company will have the right, at its option, to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

If a Change of Control Triggering Event (as defined in the Second Supplemental Indenture) occurs, unless the Company has exercised its right to redeem the Notes, holders of the Notes may require the Company to repurchase all or any part of such holder’s Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but not including, the purchase date. Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, cross defaults, and bankruptcy and insolvency related defaults, the Company’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be due and payable immediately.

The foregoing description of the Notes, Base Indenture and Second Supplemental Indenture is qualified in its entirety by the full text of the Base Indenture and the Second Supplemental Indenture, as applicable, establishing the terms of the Notes, which are being filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated May 1, 2023, by and among the Company, Wells Fargo Securities, LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

4.1	Base Indenture, dated as of October 30, 2020, by and between Tractor Supply Company and Regions Bank, as trustee (filed as Exhibit 4.1 to Current Report on Form 8-K, filed with the Commission on October 30, 2020, and incorporated herein by reference).

4.2	Second Supplemental Indenture, dated as of May 5, 2023, by and between Tractor Supply Company and Regions Bank, as trustee.

4.3	Form of 5.250% Note due 2033 (included in Exhibit 4.2).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023	TRACTOR SUPPLY COMPANY

	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
	Title:	Executive Vice President – Chief Financial Officer and Treasurer